EXHIBIT 21
                              LIST OF SUBSIDIARIES
                              --------------------


The following table sets forth all directly and indirectly owned subsidiaries of OMI and the jurisdiction of incorporation or organization of each subsidiary:

                                                     Jurisdiction of
                                                      Incorporation
Company                                              or Organization    % Owned
-------                                              ---------------    -------

Argus Port and Lightering Services Ltd. ..........       Liberia          100%
Colorado Shipping Ltd. ...........................       Liberia          100%
Darien Shipping Ltd. .............................       Liberia          100%
Limar Shipping Ltd. ..............................       Liberia          100%
Loire Transport, Inc. ............................       Liberia          100%
Navassure Ltd. ...................................       Bermuda          100%
Nile Transport, Inc. .............................       Liberia          100%
Ogden Marine T-5, Inc. ...........................       Delaware         100%
OMI Avon Transport, Inc. .........................       Liberia          100%
OMI Bulk Transport, Inc. .........................       Delaware         100%
OMI Challenger Transport, Inc. ...................       Delaware         100%
OMI Champion Transport, Inc. .....................       Delaware         100%
Omichem Transport, Inc. ..........................       Delaware         100%
OMI Clover Transport, Inc. .......................       Delaware         100%
OMI Courier Transport, Inc. ......................       New York         100%
OMI of Delaware, Inc. ............................       Delaware         100%
OMI Environmental Ventures, Inc. .................       Delaware         100%
OMI Hudson Transport, Inc. .......................       Delaware         100%
OMI Investments, Inc. ............................       Delaware         100%
OMI Leader Transport, Inc. .......................       New York         100%
OMI Missouri Transport, Inc. .....................       Delaware         100%
OMI Oriole Transport, Inc. .......................       Delaware         100%
OMI Patriot Transport, Inc. ......................       Delaware         100%
OMI Promise Transport, Inc. ......................       Liberia          100%
OMI Rover Transport, Inc. ........................       Delaware         100%
OMI Ship Management, Inc. ........................       Delaware         100%
OMI State, Inc. ..................................       Washington       100%
OMI Trent Transport, Inc. ........................       Liberia          100%
OMI (U.K.) Ltd. ..................................       Liberia          100%
OMI Willamette Transport, Inc. ...................       Delaware         100%
Rio Grande Transport, Inc. .......................       New York         100%
Rowayton Shipping Ltd. ...........................       Liberia          100%
Saugatuck Shipping Ltd. ..........................       Liberia          100%
Saybrook Shipping Ltd. ...........................       Liberia          100%
Sokolica Transport, Inc. .........................       Liberia          100%


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                                                     Jurisdiction of
                                                      Incorporation
Company                                              or Organization    % Owned
-------                                              ---------------    -------

UBC Chartering  Ltd. ...........................         Liberia          100%
Universal Bulk Carriers, Inc. ..................         Liberia          100%
Volga Transport, Inc. ..........................         Liberia          100%

OMI Petrolink Corp.(1) .........................         Delaware          80%


(1)  The following companies are 100% owned by OMI Petrolink Corp.:

         Harlink Corp. .........................         Delaware
         Kenedy Corp. ..........................         Delaware
         Nuelink Corp. .........................         Delaware
         Ogden Marine Indonesia, Inc. ..........         Delaware
         OMI Offshore Marine Services, Inc. ....         Delaware
         Potomac Transport, Inc. ...............         Delaware

The following table sets forth a list of companies in which OMI directly or indirectly has a 50% or less ownership:
                                                Jurisdiction of
                                                 Incorporation
Company                                         or Organization          % Owned
-------                                         ---------------          -------

Grandteam Ship Management Ltd. ............     Hong Kong                  50%
Ocean Specialty Tankers Corp. .............     Delaware                   50%
Vanomi Management, Inc. ...................     Liberia                    50%

Aurora Tankers Ltd. .......................     Marshall Islands           49.9%
Aurora Tankers (U.K.) Ltd. ................     Great Britain              49.9%
Aurora Tankers Pte. Ltd. ..................     Singapore                  49.9%
Geraldton Navigation Company Inc. (1) .....     Panama                     49.9%
Mosaic Alliance Corp. (2) .................     Liberia                    49.9%

Amazon Transport, Inc. ....................     Liberia                    49%
Mendala Transport, Inc. ...................     Liberia                    49%
White Sea Holdings Ltd. (3) ...............     Liberia                    49%
Wilomi, Inc. (4) ..........................     Liberia                    49%

Gainwell Investments Ltd. .................     British Virgin Islands     25%

Noble Drilling Corp. ......................      --                        3.75%



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(1)  The following companies are 100% owned by Geraldton Navigation Co. Inc.:

     Geraldton Navigation Company Pte. Ltd.     Singapore
     Hayes Navigation Company Pte. Ltd. ...     Singapore


(2)  The following companies are 100% owned by Mosaic Alliance Corp.:

     AVAC Limited .........................     Liberia
     Bunbury Navigation Co., Inc. .........     Panama
     FLT Ltd. .............................     Liberia
     MacKenzie Navigation Co. Pte. Ltd. ...     Singapore
     Romeo Navigation Co., Inc. ...........     Panama
     Sheffield Navigation Co., Inc. .......     Panama
     Tulsa Navigation Co. Pte. Ltd. .......     Singapore

(3)  The following company is 100% owned by White Sea Holdings Ltd.:

     White Sea Corp.

(4)  The following companies are 100% owned by Wilomi, Inc.:

     Ease Shipping, Inc. ..................     Liberia
     Gladiator Maritime Limited ...........     Liberia
     Loretta Shipping, Inc. ...............     Liberia
     Mendala II Transport, Inc. ...........     Liberia
     Mendala III Transport, Inc. ..........     Liberia
     Parallel Maritime, Inc. ..............     Liberia